Exhibit 99.1

Dyadic International, Inc. announces strategic rebrand to Dyadic Applied BioSolutions

Reflects the Company’s strategic focus on commercializing non-therapeutic proteins and unlocking long-term value from its C1 and Dapibus™ gene expression platforms

JUPITER, Fla., July 2 , 2025 — Dyadic International, Inc. (“Dyadic”) (Nasdaq: DYAI), a global biotechnology company focused on the scalable production of high-value, precision engineered input proteins for non-therapeutic applications in life sciences, food and nutrition, and industrial biotechnology utilizing its proprietary gene expression platforms, today announced that, effective in 30 days, it will be doing business as Dyadic Applied BioSolutions, marking a pivotal step in the company’s transition from a research-driven organization to a commercially focused enterprise. The new name and revised visual identity reflect Dyadic’s strategic emphasis on delivering applied biotechnology solutions through its patented and proprietary C1 and Dapibus™ gene expression platforms.

The rebrand underscores Dyadic’s focus on commercializing high value, non-therapeutic proteins that it believes are essential to life sciences, food, nutritional, and industrial bioprocessing applications. These proteins avoid the regulatory complexity and high costs associated with therapeutic biologics – enabling faster time to revenue, broader market reach, and long-term supply agreements. Recent significant milestones across both food and nutrition as well as fully funded legacy collaborations, discussed below, underscore Dyadic’s strategic shift toward focusing on the commercial execution and market readiness of its C1 and Dapibus™ platforms.

“As we evolve from licensing our technology in support of therapeutic and vaccine development into a revenue-focused bioprocessing protein platform business, our C1 and Dapibus™ production platforms remain the engines we expect to drive commercial execution,” said Joe Hazelton, President and Chief Operating Officer of Dyadic. “The progress on our second non-animal dairy enzyme program—which recently triggered a $250,000 milestone payment—reflects the tangible outcomes of our new focus on commercialization. This rebranding reflects our top priority to deliver high-value input proteins at commercial scale.”

In parallel with its internal commercial focus, Dyadic continues to advance legacy collaborations with key global health partners. Dyadic recently achieved milestones in its partnership with the Gates Foundation, resulting in a second installment of $1.5 million in non-dilutive funding from a $3.0 million grant to further develop low-cost monoclonal antibodies (mAbs) for diseases such as malaria and RSV.

Dyadic remains on track to commercialize its input proteins in 2025, and we believe Dyadic Applied BioSolutions is positioned to deliver sustained revenue and long-term value growth through its production platforms.

About Dyadic Applied BioSolutions

Dyadic Applied BioSolutions is a global biotechnology company focused on the scalable production of high-value, precision engineered input proteins for non-therapeutic applications across the life sciences, food and nutrition, and industrial biotechnology sectors. These proteins are expected to serve as essential components in bioprocessing, formulation, and product development, enabling innovation without the regulatory complexity and high costs associated with therapeutic biologics.

Dyadic’s proprietary microbial platforms are built on the industrially proven, highly productive and GRAS-accepted fungal host Thermothelomyces heterothallica. Its lead technology, the C1 Expression System, delivers precision engineered proteins and production strains that have redefined performance, scalability, and economy for life sciences and pharmaceutical applications. Dyadic’s Dapibus™ platform is expected to further expand its capabilities into food, nutrition, wellness and industrial applications, offering rapid development and large-scale production of recombinant proteins and other biological inputs.

For more information, visit www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the Company’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, including its strategic rebranding. Forward-looking statements involve many risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to, the Company’s history of net losses; the Company’s capital needs; market and regulatory acceptance of the Company’s microbial protein production platforms and other technologies, failure to commercialize the Company’s microbial protein production platforms or the Company’s other technologies; competition, including from alternative technologies; the results of nonclinical studies and clinical trials; changes in global economic and financial conditions; the Company’s reliance on information technology; the Company’s dependence on third parties; government regulations and environmental, social and governance issues; and intellectual property risks. For a more complete description of the risks that could cause the Company’s actual results to differ from the Company’s current expectations, please see the section entitled “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, the Company assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the Company’s expectations.

Contact:

Dyadic International, Inc.
Ping W. Rawson
Chief Financial Officer
Phone: (561) 743-8333
Email: ir@dyadic.com